Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-70609 and 333-224221 on Form S-8 of our report dated June 24, 2026, relating to the financial statements and supplemental schedule of the Employee Savings and Stock Ownership Plan of General Re Corporation and its Domestic Subsidiaries appearing in this Annual Report on Form 11-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Stamford, Connecticut June 24, 2026